REGULATION S SUBSCRIPTION

AND INVESTOR REPRESENTATION AGREEMENT

SECTION 1.

1.1Subscription.  The undersigned subscriber (“Subscriber”), intending to be legally bound, hereby irrevocably subscribes for 10,000 shares (the “Shares”) of the common stock (the “Common Stock”) of KOU YOU KAI, LTD., a Wyoming corporation (the “Company”), for an aggregate purchase price of $2,000.00 (the “Purchase Price”), at a per share purchase price of $0.20 per share.

SECTION 2.

2.2Closing and Payment. The closing (the “Closing”) of the purchase and sale of the Shares shall occur as soon as practicable following the execution of this Agreement. The Subscriber shall deliver a check in the amount of a Purchase Price made payable to “KOU YOU KAI, LTD.” to the Company or shall send the Purchase Price via a wire to the transfer agent’s trust account.

SECTION 3.

3.1Investor Representations and Warranties.  The Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

(a)The Subscriber is acquiring the Shares for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Shares or any portion thereof.  Further, the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares for which the Subscriber is subscribing or any part of the Shares.

(b)The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber.

(c)The Subscriber is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by person previously not known to the Subscriber in connection with investment securities generally.

(d)The Subscriber understands that the Company is under no obligation to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”), or to assist the Subscriber in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

(e)The Subscriber is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iii) able to afford the entire loss of its investment in the Shares.

(f)The Subscriber acknowledges his understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act.  In furtherance thereof, in addition to the other representations and warranties of the Subscriber made herein, the Subscriber further represents and warrants to and agrees with the Company and its affiliates as follows:

(i)The Subscriber realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Subscriber has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  The Subscriber does not have any such intention;

(ii)The Subscriber has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company;

(iii)The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares.  The Subscriber also represents it has not been organized for the purpose of acquiring the Shares;

(iv)The Subscriber has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Shares, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; and

(v)The Subscriber has carefully reviewed all material information regarding the Company and its business, including the Company’s reports filed with OTC Markets Group and the Securities and Exchange Commission.

(g)The Subscriber is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment.  The Subscriber has relied solely on its own advisors.

(h)No representations or warranties have been made to the Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for Shares the Subscriber is not relying upon any representations other than those contained herein.

(i)Compliance with Local Laws. Any resale of the Shares during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.  Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction.  The Subscriber will not offer to sell or sell the Shares in any jurisdiction unless the Subscriber obtains all required consents, if any.

(j)Regulation S Exemption. The Subscriber understands that the Shares are being offered and sold in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares.  In this regard, the Subscriber specifically represents, warrants and agrees that:

(i)The Subscriber is not a U.S. Person (as defined below), is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Shares for the account or benefit of a U.S. Person.  A U.S. Person means any one of the following:

a.any natural person resident in the United States of America;

b.any partnership or corporation organized or incorporated under the laws of the United States of America; any estate of which any executor or administrator is a U.S. person;

c.any trust of which any trustee is a U.S. person;

d.any agency or branch of a foreign entity located in the United States of America;

e.any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

f.any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

g.any partnership or corporation if:

i.organized or incorporated under the laws of any foreign jurisdiction; and

ii.formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii)At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Subscriber was outside of the United States.

(iii)The Subscriber will not, during the period commencing on the date of issuance of any Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(iv)The Subscriber will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

(v)The Subscriber was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi)Neither the Subscriber nor or any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Investor and any person acting on his behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii)The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii)Neither the Subscriber nor any person acting on his behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares.  The Subscriber agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(ix)Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIESARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(x)The Subscriber consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this Section 3.

(l)The Subscriber understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

(m)The Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber’s net worth, and an investment in the Shares will not cause such overall commitment to become excessive.

(n)The Subscriber has received all documents, records, books and other information pertaining to the Subscriber’s investment in the Company that has been requested by the Subscriber.

(o)The Subscriber represents and warrants to the Company that all information that the Subscriber has provided to the Company, including, without limitation, the information in the Investor Questionnaire attached hereto or previously provided to the Company (the “Investor Questionnaire”), is correct and complete as of the date hereof.

(p)Other than as set forth herein, the Subscriber is not relying upon any other information, representation or warranty by the Company or any officer, director, stockholder, agent or representative of the Company in determining to invest in the Shares.  The Subscriber has consulted, to the extent deemed appropriate by the Subscriber, with the Subscriber’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Shares and on that basis believes that his or its investment in the Shares is suitable and appropriate for the Subscriber.

(q) The Subscriber is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company.

(r)The Subscriber understands that the price of the Shares offered hereby bears no relation to the assets, book value or net worth of the Company and was determined arbitrarily by the Company.  The Subscriber further understands that there is a substantial risk of further dilution on his or its investment in the Company.

SECTION 4.

4.1Company Representations and Warranties.  The Company represents and warrants to the Subscriber as follows:

(a)Organization of the Company.  The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Wyoming, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b)Authority.   The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares; the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such  enforceability  may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)Exemption from Registration; Valid Issuances.  The sale and issuance of the Shares, in accordance with the terms and on the bases of the representations and warranties of the Subscriber set forth herein, may and shall be properly issued by the Company to the Subscriber pursuant to Section 4(a)(2) of the Securities Act, Regulation D, Regulation S and/or any applicable state law. When issued and paid for as herein provided, the Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Shares pursuant to, nor the Company’s performance of its obligations under, this Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (b) entitle the other holders of the Common Stock of the Company to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Shares shall not subject the Subscriber to personal liability by reason of the ownership thereof.

(d)No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

(e)No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Shares, do not and will not (a) result in a violation of the Certificate or By-Laws of the Company or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations)applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with  the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to the Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Over The Counter Bulletin Board); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Subscriber herein.

(f)No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the

Common Stock under the Securities Act, other than the private offering which the Company is conducting in the United States contemporaneously with this offering.

(g)No Misleading or Untrue Communication. The Company, any person representing the Company, and, to the knowledge of the Company, any other person selling or offering to sell the Shares, if any, in connection with the transactions contemplated by this Agreement, have not made, at any time, any written or oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

SECTION 5.

5.1risk factors. AN INVESTMENT IN THE COMPANY INVOLVES SIGNIFICANT RISK AND IS SUITABLE ONLY FOR PERSONS WHO ARE CAPABLE OF BEARING THE RISKS, INCLUDING THE RISK OF LOSS OF A SUBSTANTIAL PART OR ALL OF THEIR INVESTMENT. CAREFUL CONSIDERATION OF THE FOLLOWING RISK FACTORS, AS WELL AS OTHER INFORMATION IN THIS AGREEMENT, IS ADVISABLE PRIOR TO INVESTING. PROSPECTIVE INVESTORS SHOULD READ ALL SECTIONS OF THIS AGREEMENT AND ARE STRONGLY URGED AND EXPECTED TO CONSULT THEIR OWN LEGAL AND FINANCIAL ADVISERS BEFORE INVESTING IN THE SHARES.

 (a)The Company is a new, start-up company with no operating history; therefore, purchasing The Company’s common stock is very risky.

The Company was formed in May 2018 and is in a development stage. The Company’s initial subsidiary will focus on the designing, distributing and develops environmental solutions focused on water applications for the oil and gas industry, including the development of mobile treatment centers for the treatment of water on oil and gas projects (the “Services”), although the Company may alter or change its business plan at any time. If the Company is unable to successfully develop or execute its business plan, then the Company will not be successful as a business. It will be difficult for you to evaluate an investment in the Company since the Company has no operating history. As a start-up company, the Company is especially vulnerable to any problems, delays, expenses and difficulties the Company may encounter while implementing its business plan. The Company has not proven the essential elements of profitable operations, and you will bear the risk of complete loss of your investment if the Company is not successful.  The Company is a highly speculative venture involving a high degree of financial risk.

(b)The Seller cannot predict when or if the Company will produce revenues and may never be profitable, which could result in a total loss of your investment.

 The Company has not yet generated any revenues from operations and anticipates incurring substantial losses for the foreseeable future. These losses could increase significantly as the Company begins development and marketing efforts. The losses will principally arise from costs incurred in research and development programs and from general and administrative costs.  The Company expects to incur operating losses in the future, and the Company has projected that these losses will increase significantly, whether or not the Company generates revenue, as the Company expands its operational efforts. The Company may never be profitable and there is no guarantee that any such relationship will be successful or will help the Company attain profitable operations.

(c) Commencement and development of operations will depend on the successful production, industry approval, and acceptance of the Services. If the technology surrounding the Services is not successful or the Services are not deemed desirable and suitable by the oil and gas industry or other potential customers, and if the Company cannot successfully commercialize the Services and establish a customer base, the Company may not be able to generate any revenues, which would result in a failure of the business and a loss of any investment you make in the Company.

 The successful completion of development, testing, marketing and acceptance of the Services is critically important for the Company to succeed. Furthermore, even if the Company successfully develops and sells the mobile treatment center, and there is market demand for the Services, the Company may not be able to commercially develop the Services for mass production, which would limit any revenues the Company could generate from the Services.

In either event, the Company’s sales would be limited, and the Company may never realize any revenues or profits. In addition, there are no assurances that if the Company alters or changes the system or its application in the future, that the demand for the system would then develop, and this would adversely affect the business and any possible revenues.

 (d)The Company may not be able to secure additional financing to meet its future capital needs due to changes in general economic conditions.

The Company anticipates needing significant capital to fulfill its contractual obligations, complete the research, development and testing of the mobile treatment centers and Services, and execute its business plan, generally.   The Company may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and the Company may be required to depend on external financing to satisfy its operating and capital needs. The Company may need new or additional financing in the future to conduct its operations or expand its business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect the Company’s ability to raise capital on favorable terms or at all. From time to time the Company has relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. The Company may be unable to secure debt or equity financing on acceptable terms, or at all, at the time when the Company needs such funding. If the Company does raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that the Company issues may have rights, preferences or privileges senior to those of the holders of its common stock or may be issued at a discount to the market price of its common stock which would result in dilution to its existing stockholders. If the Company raises additional funds by issuing debt, the Company may be subject to debt covenants, which could place limitations on its operations including its ability to declare and pay dividends. The Company’s inability to raise additional funds on a timely basis would make it difficult to achieve its business objectives and would have a negative impact on its business, financial condition and results of operations.

(e) The Company will sell its Services in a highly competitive market and industry, which will result in pressure on its profit margins.

The oil and gas industry is subject to significant competition and pricing pressures and has many larger groups with significantly more resources developing water solutions. The Company will experience significant competitive pricing pressures as well as competitive services and technologies. One or more of the Company’s competitors could develop a significant research advantage which allows them to provide superior services or pricing, which could put the Company at a competitive disadvantage. Continued pricing pressure or improvements in other products or development of new services and shifts away from the Services would adversely impact its customer base or pricing structure and have a material and adverse effect on its business, financial condition, results of operations and cash flows.

(f) The Company may be exposed to material liability claims, which could increase its costs and adversely affect its reputation and business.

The Company could be subject to liability claims if the use of the Services is alleged to have resulted in injury. The cost of defense can be substantially higher than the cost of settlement even when claims are without merit. The high cost to defend or settle liability claims could have a material adverse effect on the Company’s business and operating results.

(g) The Company currently does not have insurance coverage for any claims against it.

The Company faces the risk of loss resulting from product liability, securities, fiduciary liability, intellectual property, antitrust, contractual, warranty, environmental, fraud and other lawsuits, whether or not such claims are valid. In addition, the Company does not have liability, fiduciary, directors and officers, property, natural catastrophe and comprehensive general liability insurance. To the extent the Company secures insurance, it may not be adequate to cover such claims or may not be available to the extent the Company expects. If the Company is able to secure insurance, its costs could be volatile and, at any time, can increase given changes in market supply and demand. The Company may not be able to obtain adequate insurance coverage in the future at acceptable costs. A successful claim that exceeds or is not covered by its policies could require the Company to pay substantial sums, which would negatively affect its operating results.

(h) The Company may have difficulty managing growth in its business.

Because of its small size, growth in accordance with the business plans, if achieved, will place a significant strain on the Company’s financial, technical, operational and management resources. As the Company expands its activities, research and development, marketing, and general operations, there will be additional demands on its financial, technical and management resources. The failure to continue to upgrade its technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced personnel, talent and consultants, could have a material adverse effect on its business, financial condition and results of operations and its ability to timely execute its business plan.

(i) The Company will require additional capital to fund its current business plan.

The Company’s success is dependent on future financings. The business will require substantial additional capital expenditures to develop, acquire, improve, operate and expand. The Company projects the need for significant capital spending and increased working capital requirements over the next several years. There can be no assurance that the Company will be able to secure such financing on terms which are acceptable, if at all. The failure to secure future financing with favorable terms could have a material adverse effect on its business and operations.

(j) The business plan is based, in part, on estimates and assumptions that may prove to be inaccurate and accordingly their business plan may not succeed.

The discussion of the business incorporates management’s current best estimate and analysis of the potential market, opportunities and difficulties that the Company faces. There can be no assurances that the underlying assumptions accurately reflect opportunities and potential for success. Competitive and economic forces on marketing, distribution and pricing of the Services make forecasting of sales, revenues and costs extremely difficult and unpredictable.

(k) The Company must successfully adapt and manage an evolving business.

The Company expects operating expenses and staffing level to increase substantially in the future. In particular, the Company intends to hire skilled personnel, including persons with experience in the water management and oil and gas industry. Competition for such personnel can be intense, and there can be no assurance that the Company will be able to find or keep additional suitable senior managers or technical persons in the future. The Company also expects to expend resources for future expansion of its accounting and internal information management systems and for a number of other new systems and procedures. If the Company’s revenues do not keep up with operating expenses, its information management systems do not expand to meet increasing demands, the Company fails to attract, assimilate and retain qualified personnel, or the Company fails to manage its expansion effectively, there would be a materially adverse effect on its business, financial condition and operating results

(l) If the Company is unable to retain key executives and other personnel and/or recruit additional executives and personnel, the Company may not be able to execute its forecasted business strategy and its growth may be hindered.

The Company’s success largely depends on the performance of its management team and other key personnel and its ability to continue to recruit qualified senior executives and other key personnel. The Company’s future operations could be harmed if any of its senior executives or other key personnel ceased working for it. Competition for senior management personnel is intense and there can be no assurance that the Company will be able to retain its personnel or attract additional qualified personnel. The loss of a member of senior management may require the remaining executive officers to divert immediate and substantial attention to fulfilling his or her duties and to seeking a replacement. The Company may not be able to continue to attract or retain such personnel in the future. Any inability to fill vacancies in its senior executive positions on a timely basis could impair the Company’s ability to implement its business strategy, which would harm its business and results of operations.

(m) The Company’s operations may be impaired as a result of disasters, business interruptions or similar events.

A natural disaster such as a hurricane, tornado, fire, flood, or a catastrophic event such as a terrorist attack, an epidemic affecting its operating activities, major facilities, or a computer system failure could cause an interruption or delay in its business and loss of inventory and/or data or render the Company unable to produce or run the mobile treatment centers and perform the Services. The Company does not currently have a disaster recovery plan, other than with respect to its information technology systems, and its proposed business interruption insurance may not adequately compensate the Company for losses that may occur. In the event that a hurricane, natural disaster, terrorist attack or other catastrophic event were to destroy any part of the Company’s facilities or interrupt its corporate headquarters or any of its mobile treatment centers for any extended period of time, or if harsh weather conditions prevent it from performing its services in a timely manner, its business, financial condition and operating results could be seriously harmed.

(n) Because the Company is subject to numerous laws and regulations, and the Company may become involved in litigation from time to time, the Company could incur substantial judgments, fines, legal fees and other costs.

The industry is highly regulated. The Services will be regulated by various federal, state and local agencies as well as those of each foreign country in which the Company distributes the Services. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of the Company’s service offerings.

       (o) The Company may, in the future, issue additional common or preferred shares, which would reduce investors’ percent of ownership and may dilute your share value.

The Company’s Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.001 per share. The future issuance of common stock may result in substantial dilution in the percentage of the Company’s common stock held by its then-existing shareholders. The Company may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of its common stock held by its investors and might have an adverse effect on any trading market for the Company’s common stock.

(p) The Company may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

The Company has financed its operations, and the Company expects to continue to finance its operations, acquisitions and develop strategic relationships, by issuing equity or debt securities, which could significantly reduce the percentage ownership of the Company’s existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of the Company’s existing stock. Moreover, any issuances by the Company of equity securities may be at or below the prevailing market price, if any, of the Company’s common stock and may have a dilutive impact on your ownership interest, which could cause the market price of the Company’s stock to decline.

(q) The Company may issue shares of preferred stock in the future that may adversely impact your rights as holders of its common stock.

The Company’s founders will have the right to authorize its Board of Directors to issue preferred shares and determine the relative rights and preferences of preferred shares without further stockholder approval. As a result, the Company’s Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to the Company’s assets upon liquidation, the right to receive dividends before dividends are declared to holders of common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that the Company does issue such shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in the Company. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as a holder of common stock.

(r) There is no current trading market for the Company’s securities and if a trading market does not develop, purchasers of its securities may have difficulty selling their shares.

The Company is not currently a public company and is not quoted or trading on any market. There is currently no established public trading market for the Company’s securities, and an active trading market in its securities may not develop or, if developed, may not be sustained.  The Shares will be restricted securities under the securities laws when issued pursuant to this Purchase Agreement, and purchasers of the Purchased Shares will likely have difficulty selling their common stock should they desire to do so.

(s) The Company may never pay dividends to shareholders, which could reduce the monetary gain you may realize on your investment.

 The Company has not declared or paid any cash dividends or distributions on its capital stock.  The Company may retain its future earnings, if any, to support operations and to finance expansion and therefore The Company may not pay any cash dividends on its common stock in the foreseeable future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of the Company’s operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.  If the Company does not pay dividends, its common stock may be less valuable because a return on an investor’s investment will only occur if its stock price appreciates.

SECTION 6.

6.1 Indemnity. The Subscriber agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and their respective successors and assigns and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

6.2Modification.  Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

6.3Notices.  Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

6.4Counterparts.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts and by facsimile, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. Signatures may be facsimiles.

6.5Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

6.6Entire Agreement.  This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

6.7Assignability.  This Agreement is not transferable or assignable by the Subscriber.

6.8Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without giving effect to conflicts of law principles.

6.9Pronouns.  The use herein of the masculine pronouns “him” or “his” or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

[Remainder of page intentionally left blank; signature page to follow.]

Signature page to Subscription Agreement

IN WITNESS WHEREOF, the Subscriber has executed this Agreement on May ____, 2018.

Amount of Investment: $2,000

INDIVIDUAL:

____________________________________
(Signature)

____________________________________
(Print Name)
Address for Notices:	____________________________________
____________________________________
____________________________________

Name of Primary Contact Person: Title:	____________________________________ ____________________________________

Telephone Number:	____________________________________

E-Mail Address: Government Identification Number:	____________________________________ ____________________________________

ACCEPTANCE OF SUBSCRIPTION

(to be filled out only by the Company)

The Company hereby accepts the above application for subscription for Shares on behalf of the Company.

Dated: May ___, 2018

THE COMPANY:

KOU YOU KAI, LTD.

By:    ____________________________

Name:____________________________

Title:____________________________